UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 5, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 8.01Other Events

On October 5, 2017, aTyr Pharma, Inc. (the “Company”) presented a poster presentation at the 22nd International Annual Congress of the World Muscle Society (WMS) in Saint Malo, France, which provides further detail on the previously announced clinical data from the Company’s Phase 1b/2 Trial (003) in patients with early-onset facioscapulohumeral muscular dystrophy (FSHD).  The poster is titled “Results of a Phase 1b/2 Study of ATYR1940 in Adolescents and Young Adults with Early-onset Facioscapulohumeral Muscular Dystrophy (FSHD) (ATYR1940-C-003),” and is filed as Exhibit 99.1 and incorporated herein by reference.

The poster presentation provides further detail on the previously announced results from the completed Phase 1b/2 open-label, intra-patient dose escalation 003 trial testing doses of Resolaris (ATYR1940) of up to 3.0 mg/kg weekly in patients with early-onset FSHD. In this study, Resolaris was generally well tolerated at doses up to 3.0 mg/kg once weekly in patients ages 16 to 20 years with early-onset FSHD.  63% of patients (5 of 8) had increases from baseline in their Manual Muscle Test (MMT), a validated assessment tool that measures muscle strength, with a mean change from baseline of +3.8%. In addition, 67% of patients measured (4 of 6) had improvement in their Individualized Neuromuscular Quality of Life (INQoL) score, a validated patient reported outcome measuring a patient’s level of disease burden. On average, patients did not have a worsening of their disease burden as measured by INQoL. No signs of general immunosuppression were observed, and low-level ADA signals did not result in clinical symptoms.  The Company believes these data are supportive of further advancement of Resolaris.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Litigation Reform Act.  Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the potential and potential therapeutic benefits of Resolaris™, the ability of the Company to successfully advance its pipeline or product candidates, undertake certain development activities (such as clinical trial enrollment and the conduct of clinical trials) and accomplish certain development goals and the timing of such activities and development goals, the timing of initiation of additional clinical trials and of reporting results from the Company’s clinical trials, the scope and strength of the Company’s intellectual property portfolio, the Company’s ability to receive regulatory approvals for, and commercialize, its product candidates and reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control including, without limitation, risks associated with the discovery, development and regulation of the Company’s product candidates, as well as those set forth in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2016 and in the Company’s other SEC filings. Except as required by law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                                           Exhibits.

(d) Exhibits.

99.1	Poster presentation titled “Results of a Phase 1b/2 Study of ATYR1940 in Adolescents and Young Adults with Early-onset Facioscapulohumeral Muscular Dystrophy (FSHD) (ATYR1940-C-003).”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John T. Blake
John T. Blake
Senior Vice President, Finance

Date: October 5, 2017

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